UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008 (March 3, 2008)
ALEXZA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.
     On March 3, 2008, Alexza Pharmaceuticals, Inc. (“Alexza”) announced positive top-line results from its 168 patient Phase 2a clinical trial of AZ-104 (Staccato® loxapine) in patients with migraine headache. Migraine is a debilitating, yet common neurological disorder characterized by attacks of severe headache and autonomic nervous system dysfunction. Two doses of AZ-104, 2.5 and 5 mg, met the primary endpoint of 2-hour pain-relief compared to placebo. Alexza believes the novel, non-invasive nature and rapid pharmacokinetic (PK) properties resulting from inhaled loxapine administration via the Staccato system have the potential to make AZ-104 a viable product to treat acute migraines. AZ-104 is a lower dose version of AZ-004, which is in Phase 3 clinical development for the treatment of acute agitation in patients with schizophrenia or bipolar disorder. AZ-004 and AZ-104 are being developed through Symphony Allegro, a development collaboration formed between Alexza and Symphony Capital in 2006. The press release announcing the results of the clinical trial is filed as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Press Release titled “Alexza’s AZ-104 (Staccato® Loxapine) Phase 2a Trial Meets Primary Endpoint of 2-Hour Pain Relief in Patients with Migraine Headache” dated March 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: March 3, 2008	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release titled “Alexza’s AZ-104 (Staccato® Loxapine) Phase 2a Trial Meets Primary Endpoint of 2-Hour Pain Relief in Patients with Migraine Headache” dated March 3, 2008.